HF INVESTMENT HOLDINGS, LLC

                              AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT

                         Dated as of September 26, 2006


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Article 1       DEFINITIONS                                              2
Article 2       FORMATION AND PURPOSE                                    2
        2.1     Formation                                                2
        2.2     Name                                                     2
        2.3     Board of Directors                                       2
        2.4     Registered Office/Agent                                  2
        2.5     Term                                                     2
        2.6     Purpose                                                  3
        2.7     Specific Powers                                          3
        2.8     Certificate                                              4
Article 3       MEMBERSHIP AND CAPITAL                                   4
        3.1     Members; Units                                           4
        3.2     Capital Contributions                                    5
        3.3     Capital Accounts                                         5
        3.4     Revaluations of Assets and Capital Account Adjustments   6
        3.5     Additional Capital Account Adjustments                   6
        3.6     Additional Capital Account Provisions                    6
        3.7     Options, Warrants, Etc                                   7
        3.8     [Reserved]                                               7
Article 4       STATUS AND RIGHTS OF MEMBERS                             7
        4.1     Limited Liability                                        7
        4.2     Return of Distributions of Capital                       7
Article 5       DISTRIBUTIONS AND ALLOCATIONS OF PROFIT AND LOSS         8
        5.1     Distributions                                            8
        5.2     No Valuation                                            13
        5.3     Withholdings                                            13
        5.4     Property Distributions and Installment Sales            13
        5.5     Net Profit or Net Loss                                  13
        5.6     Limitation on Allocation of Loss; Qualified Income
                Offset; Curative Allocations                            16
        5.7     Tax Allocations:  Code Section 704(c) and
                Unrealized Appreciation or Depreciation                 16
        5.8     Additional Investments                                  17
Article 6       TAX MATTERS MEMBER                                      17
        6.1     Tax Matters Member                                      17
        6.2     Certain Authorizations                                  17
        6.3     Indemnity of Tax Matters Member                         18
        6.4     Information Furnished                                   18
        6.5     Notice of Proceedings, Etc                              18
        6.6     Notices to Tax Matters Member                           19
Article 7       FEES AND EXPENSES                                       19
        7.1     Compensation to the Administrative Member and
                Affiliates                                              19
        7.2     Company Expenses                                        19
        7.3     Compensation to the Directors                           19
Article 8       OPERATIONS AND MANAGEMENT                                19
        8.1     Designation of the Administrative Members               19
        8.2     Authority and Duties of the Administrative Members      19
        8.3     Voting Rights; Proxy                                    20
        8.4     Election of Directors                                   20
        8.5     Removal of Directors                                    21
        8.6     Successors                                              22
        8.7     Required Consents                                       23
        8.8     Committees                                              23
        8.9     Action by the Board                                     23
        8.10    Business Decisions; Voting Shares of
                HF Holdings' Capital Stock                              23
        8.11    Period                                                  24
Article 9       TRANSFER OF INTERESTS                                   24
        9.1     Restrictions on Transfer                                24
        9.2     [Reserved]                                              26
        9.3     Prohibited Transfers                                    26
        9.4     Transfers by the Bain Member or Inverness               26
        9.5     Change in Control                                       26
        9.6     Transfer Conditions                                     26
        9.7     Limitations on Redemption                               26
        9.8     "Take Along" Rights                                     26
        9.9     "Tag Along" Rights                                      29
        9.10    Determination Of Fair Market Value                      33
        9.11    Period                                                  33
Article 10      BOOKS, RECORDS, ACCOUNTING, AND REPORTS                 33
        10.1    Books and Records                                       33
        10.2    Information to Members                                  34
        10.3    Financial Statements                                    34
        10.4    Filings                                                 35
        10.5    Non-Disclosure                                          35
Article 11      AMENDMENTS TO AGREEMENT                                 35
        11.1    Amendments                                              35
        11.2    Filings                                                 36
Article 12      DISSOLUTION OF COMPANY                                  36
        12.1    Events of Dissolution or Liquidation                    36
        12.2    Liquidation                                             36
        12.3    No Further Claim                                        36
        12.4    No Action for Dissolution                               37
Article 13      INDEMNIFICATION                                          37
        13.1    General                                                  37
        13.2    Indemnification                                          37
Article 14      REPRESENTATIONS BY THE MEMBERS                          38
        14.1    Investment Intent                                       38
        14.2    Securities Relation                                     38
        14.3    Knowledge and Experience                                38
        14.4    Independent Investment Decision                         38
        14.5    Economic Risk                                           39
        14.6    Binding Agreement                                       39
        14.7    Tax Position                                            39
        14.8    Information                                             40
Article 15      COMPANY REPRESENTATIONS                                 40
        15.1    Legal Existence                                         40
        15.2    Valid Issuance                                          40
        15.3    Options, Etc                                            40
Article 16      MISCELLANEOUS                                           40
        16.1    Additional Documents                                    40
        16.2    General                                                 40
        16.3    Notices, Etc                                            41
        16.4    Applicable Law                                           41
        16.5    Consent to Jurisdiction                                  41
        16.6    Waiver of Jury Trial                                     42
        16.7    Gender and Number                                       42
        16.8    Severability                                            42
        16.9    Headings                                                42
        16.10   Tax Status                                              42
        16.11   No Third Party Rights                                   42
        16.12   Limitation on CS Acquisitions                           43
        16.13   Conflicts                                               43

                          HF INVESTMENT HOLDINGS, LLC

                              AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of HF Investment Holdings, LLC (the "Company") is dated as of September 26, 2006 by and among Credit Suisse Securities (USA) LLC, a Delaware limited liability company ("CS"), GS ICON LLC, a Delaware limited liability company wholly owned by Gary E. Stevenson ("GS"), Gary E. Stevenson, an individual residing in Riverheight, UT ("Stevenson"), SW ICON LLC, a Delaware limited liability company wholly owned by Scott R. Watterson ("SW"), Scott R. Watterson, an individual residing in Providence, UT ("Watterson"), Robert C. Gay, an individual residing in Wellington, FL ("Robert Gay"), BG ICON LLC, a Nevada limited liability company ("Gay"), BCIP Associates, L.P., a Delaware limited partnership ("Bain Member"), Inverness/Phoenix Partners LP, a Delaware limited partnership ("Inverness/Phoenix"), Lee Ming Tsung, an individual residing in Taipei, Taiwan, Wan-Chung Ko, an individual residing in Yaoyuan Hsien, Taiwan, the estate of Stanley C. Tuttleman and such other Persons as may from time to time be admitted as Members, including,without limitation, any Junior Manager exercising its option under the Interests Purchase Agreement (as defined below). For the sole purpose of consenting to the amendment and restatement of the Original
Agreement (as defined below), BCPIV Grantor Trust, a trust and assignee of Bain Capital Fund IV, L.P. ("BCP") and BCIP Trust Associates, L.P., a Delware limited partnership ("BCIP Trust," and together with BCP and the Bain Member, the "Bain Entities") and Executive Capital Partners I LP, a Delaware limited partnership ("Executive Capital", and together with Inverness/Phoenix, "Inverness") are signatories to this Agreement, but not otherwise parties hereto.

      WHEREAS, the Company was formed as a limited liability company on September 27, 1999 pursuant to and in accordance with the Delaware Limited Liability Company Act in order to conduct the business described herein;

      WHEREAS, the Members (as defined below) and the other members of the Company at the time entered into The Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 27, 1999 (the "Original Agreement");

      WHEREAS, on the date hereof, certain of the Members have acquired certain Units from the Bain Entities pursuant to and in accordance with that certain Interests Purchase Agreement by and among such Members, Inverness and the Bain Entities, dated as of the date hereof (the "Interests Purchase Agreement"), and therefore wish to restate and amend the Original Agreement; and

      WHEREAS, the Members wish to enter into this Agreement to provide for, among other things, the management of the business and affairs of the Company, the allocation of profits and losses among the Members, the respective rights and obligations of the Members to each other and to the Company, and certain other matters.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto do hereby mutually covenant and agree as follows:

                                   Article 1
                                  DEFINITIONS

      For purposes of this Agreement, certain capitalized terms have specifically defined meanings which are either set forth or referred to in
Exhibit 1 which is attached hereto and incorporated herein by reference.

                                   Article 2
                             FORMATION AND PURPOSE

      2.1 Formation. The Members and the other members of the Company at the time formed a limited liability company as of September 27, 1999, pursuant to the Original Agreement and the Act. The rights, duties and liabilities of the Members from and after the date hereof shall be determined pursuant to the Act and this Agreement. To the extent that such rights, duties or obligations are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

      2.2 Name. The name of the Company is HF Investment Holdings, LLC. The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Board deems appropriate or advisable.

      2.3 Board of Directors. The Members hereby appoint nine (9) Persons to act as "managers" of the Company within the meaning of the Act (the "Directors") with the authority to manage the Company as a Board of Directors (the "Board"). The Directors shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by a limited liability company under the laws of the State of Delaware. The Directors shall remain in office until removed in accordance with Section 8.5 of this Agreement. At each time when a Director is removed pursuant to Sections 8.5.3, 8.5.5 or 8.5.7, the number of Directors constituting the Board shall be reduced by one.

      2.4 Registered Office/Agent. The registered office required to be maintained by the Company in the State of Delaware pursuant to the Act shall be c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the registered agent of the Company pursuant to the Act shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Company may, upon compliance with the applicable provisions of the Act, change its registered office or registered agent from time to time in the discretion of the Administrative Members.

      2.5 Term. The term of the Company shall continue until December 31, 2024 unless sooner terminated as hereinafter provided. The Board may extend the term (unless terminated pursuant to Section 12.1(b) or (c)) for up to two (2) periods of two (2) years each if they determine that extension is necessary or desirable.

      2.6 Purpose. The purpose of the Company is to make, hold and dispose of investments in the capital stock of HF Holdings and such other investments as may from time to time be approved by the Board, and to engage in any and all activities necessary, advisable, convenient or incidental to the making, management or disposition of such investments. In addition, all cash of the Company, including without limitation all Capital Contributions pending their investment as contemplated by this Section 2.6, all interest, dividends and other distributions received with respect to all investments of the Company, all amounts realized on the sale, exchange or other disposition of securities and other assets of the Company (including, without limitation, through mandatory or voluntary redemptions and repurchases of capital stock), and all miscellaneous income received from investment of idle funds, shall be segregated and invested in Short-Term Investments by the Administrative Members to the extent they are not then required to provide for Distributions, expenses or investments.

      2.7 Specific Powers. Without limiting the generality of Section 2.6, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 2.6, including, but not limited to, the power:

      2.7.1 to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act or under any other applicable law in any jurisdiction, whether domestic or foreign, that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

      2.7.2 to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, perform and carry out contracts of any kind including, without limitation, contracts with any Member or any Affiliate thereof, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

      2.7.3 to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, lend, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of corporations, associations, general or limited partnerships, trusts, limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

      2.7.4 to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

      2.7.5 to elect and designate one or more managers of the Company and to appoint officers, employees, agents and representatives of the Company, and define their duties and fix their compensation;

      2.7.6 to indemnify any Person in accordance with this Agreement;

      2.7.7 to cease its activities and cancel its Certificate;

      2.7.8 to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

      2.7.9 to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company. Notwithstanding the foregoing provisions of this
Section 2.7, in no event shall the Company have the authority to borrow or otherwise incur or take property subject to indebtedness without the approval of the Board.

      2.8 Certificate. The original filing of the Certificate within the meaning of the Act is hereby authorized and ratified in all respects. The Administrative Members are designated as "authorized persons" within the meaning of the Act to execute, deliver and file any amendments, restatements or cancellation of the Certificate, and any other certificates necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. In addition, the authority to execute the CS Warrants (as defined below) by Ryan D. Darrah is hereby ratified and approved in all respects.

                                   Article 3
                             MEMBERSHIP AND CAPITAL

      3.1 Members; Units.  The Members of the Company shall be listed on
Schedule I hereto, as from time to time amended and supplemented in accordance with the provisions of this Agreement. The Members' Interests in the Company shall be represented by two (2) separate classes (each a "Class") of units ("Units"). The Interests of each of SW, GS, Watterson and Stevenson set forth on Schedule I shall be represented by "Class A Units." All other Interests in the Company shall be represented by "Class B Units." Each Unit issued and outstanding as of the date hereof shall represent an original Capital Contribution of one hundred dollars ($100). The holders of Class A Units and Class B Units shall have the voting rights specified in this Agreement. From and after the making by the Members of Capital Contributions to fund an investment other than the investment in HF Holdings that has been made as of September 27, 1999, the Units of the Company shall be segregated not only by Class, but also by investment so that the Units issued in respect of an investment shall represent only an interest in that investment (and the Short-Term Investments, if any, related thereto). The holders of Class A Units and Class B Units issued in respect of a particular investment shall be entitled to receive the Distributions and allocations of Net Profit and Net Loss (and other items treated as Net Profit and Net Loss pursuant to Sections 3.4 and 3.5) in respect of such investment as are specified in
Article 5. For the sake of clarity, the Units issued in respect of the investment in HF Holdings shall be designated the "HF Class A Units" and the "HF Class B Units", and collectively as the "HF Units."

      3.2 Capital Contributions. Each Member has contributed to the Company (or has purchased interests from Inverness or the Bain Entities which respectively contributed) the amount set forth opposite such Member's name on Schedule I, as in effect as of the date hereof, under the heading "Capital Contributions" and after the consummation of the transactions contemplated by the Interests Purchase Agreement shall own the number of HF Class A Units and/or HF Class B Units, as the case may be, set forth on Schedule I (the CS Warrant (defined below) shall be treated as set forth in Section 3.7 hereof.) The Company, with the approval of the Board, may issue Class A Units and/or Class B Units to such Persons in exchange for such additional Capital Contributions as they determine to be appropriate. Promptly following the issuance of additional Units, the Administrative Members shall amend Schedule I so that it sets forth, effective as of the date of the amendment, opposite each Member's name, under the heading "Capital Contributions", the total amount of Capital Contributions made by such Member to the Company, or purchased by such Member, on and after the consummation of the transactions contemplated under the Interests Purchase Agreement, and under the headings "Class A Units" and "Class B Units" the number of Class A Units or Class B Units, respectively, held by such Member and the investments in respect of which such Units were issued. Effective immediately upon the consummation of the transactions contemplated under the Interests Purchase Agreement, (i) the Class B Units owned by the Bain Entities and purchased by SW and/or GS will convert into Class A Units, and (ii) any and all Class C Units owned by any Member, whether purchased pursuant to the Interests Purchase Agreement or otherwise, will convert into Class B Units.

      3.3 Capital Accounts. A separate account (each a "Capital Account") shall be established and maintained for each Member which shall be increased by (a) the amount of cash and the fair market value (as agreed upon by such Member and the Board at the time of contribution) of any other property contributed by such Member to the Company as a Capital Contribution (net of liabilities secured by such property or that the Company assumes or takes the property subject to) after the date hereof, (b) such Member's share of the Net Profit of the Company after the date hereof, and (c) amounts required to be credited to the Members' Capital Accounts in the same manner as Net Profit pursuant to Section 3.4 or 3.5, and shall be reduced by (d) the amount of cash and the fair market value (as agreed upon by such Member and the Board at the time of distribution) of any other property distributed to such Member (net of liabilities secured by such property or that the Member assumes or takes the property subject to) after the date hereof, (e) such Member's share of the Net Loss of the Company after the date hereof and (f) amounts required to be credited to the Members' Capital Accounts in the same manner as Net Loss pursuant to Section 3.4 or Section 3.5. From and after the making by any Members of Capital Contributions to fund an investment other than the investment in HF Holdings, one or more "Sub-Capital Accounts" shall be created for each such Member, and each separate Sub-Capital Account shall be maintained in the manner provided in the immediately preceding sentence for each investment (and the Short-Term Investments, if any, related thereto) in which the Member has an interest.

      3.4 Revaluations of Assets and Capital Account Adjustments. Immediately preceding the issuance of additional Class A Units or Class B Units to a new or existing Member in exchange for cash or other contributions (other than in connection with the exercise of any CS Warrant (as defined below)), or upon the redemption of the Interest of a Member, the then prevailing Asset Values of the Company shall be adjusted to equal their respective gross fair market values, as determined in good faith by the Board, and any increase in the net equity value of the Company (Asset Values less liabilities) shall be credited to the Capital Accounts (and the appropriate Sub-Capital Accounts) of the Members in the same manner as Net Profits are credited under Section 5.5.2 hereof (or any decrease in the net equity value of the Company shall be charged in the same manner as Net Losses are charged under Section 5.5.3). Accordingly, as of the date of issuance of additional Units or the redemption of all or a portion of a Member's Interest in the Company, the Capital Accounts (and the Sub-Capital Accounts) of Members will reflect both realized and unrealized gains and losses through such date and the net fair market value of the equity of the Company as of such date.

      3.5 Additional Capital Account Adjustments. Any income of the Company that is exempt from federal income tax shall be credited to the Capital Accounts (and the appropriate Sub-Capital Accounts) of the Members in the same manner as Net Profits are credited under Section 5.5.2 when such income is realized. Any expenses or expenditures of the Company which may neither be deducted nor capitalized for tax purposes (or are so treated for tax purposes) shall be charged to the Capital Accounts (and the appropriate Sub-Capital Accounts) of the Members, in the same manner as Net Losses are charged under Section 5.5.3. If the Company makes an election under Section 754 of the Code to provide a special basis adjustment upon the transfer of an Interest in the Company or the distribution of property by the Company, Capital Accounts (and the appropriate Sub-Capital Accounts) shall be adjusted to the limited extent required by the Treasury Regulations under Section 704 following such transfer or distribution.

      3.6 Additional Capital Account Provisions.

      3.6.1 No Member shall have the right to demand a return of all or any part of its Capital Contributions. Any return of the Capital Contributions of any member shall be made solely from the assets of the Company and only in accordance with the terms of this Agreement. No interest shall be paid to any Member with respect to its Capital Contributions or Capital Account (or any Sub-Capital Account).

      3.6.2 In the event that all or a portion of the Units of a Member are transferred in accordance with the terms of this Agreement, the transferee of such Units shall also succeed to all or the relevant portion of the Capital Account (and the appropriate Sub-Capital Accounts) of the transferor. Units held by a Member may not be transferred independently of the interest in the capital of the Company to which the Units relate.

      3.6.3 No Member shall have any obligation to repay any deficit balance in its Capital Account (or in any Sub-Capital Account).

      3.7 Options, Warrants, Etc.    The Company, with the approval of the
Board, may issue options, warrants and other rights or interests in respect of the equity of the Company (each a "Right") to such persons, in exchange for such amounts of cash or other property, and having such terms, as the Board determines to be appropriate. The issuance as of September 27, 1999 to CS, of a warrant for the purchase of fifty thousand (50,000) Class C Units having terms substantially identical to those set forth in the HF Class C Purchase Warrant attached hereto as Exhibit 2(A) (such warrant and any warrant issued to reflect a partial exercise or a transfer of a portion of such warrant, a "CS Warrant") has been previously approved and the CS Warrant is a valid and binding obligation of the Company. As of the date hereof, the CS Warrant shall be amended to constitute a warrant for the purchase of fifty thousand (50,000) Class B Units having terms substantially identical to those set forth in the Units Purchase Warrant attached hereto as Exhibit 2(B). Upon the issuance of any Right, the Administrative Members shall set forth on Schedule I the name of the holder of such Right and the terms of such Right. Upon the exercise of any CS Warrant, the holder thereof shall be deemed to have made a Capital Contribution equal to the sum of (i) the exercise price paid in connection with such exercise and (ii) the product of (A) five million dollars ($5,000,000) and
(B) a fraction, the numerator of which is the number of HF Units received upon such exercise and the denominator of which is the sum of (I) the aggregate number of HF Units for which all unexercised CS Warrants are exercisable and
(II) the aggregate number of outstanding HF Units issued in connection with the exercise of any CS Warrants (for purposes of this clause II, adjusted to reflect any post-exercise distributions of additional HF Units in respect of HF
Units, reclassifications by subdivision of outstanding HF Units, or reclassifications by combination of outstanding HF Units into a smaller number of HF Units). Such Capital Contribution shall be set forth on Schedule I.

      3.8 [Reserved].

                                   Article 4
                          STATUS AND RIGHTS OF MEMBERS

      4.1 Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member nor any other Indemnified Person shall be obligated personally for any such debt, obligation or liability of the Company. All Persons dealing with the Company shall look solely to the assets of the Company for the payment of debts, obligations or liabilities of the Company.

      4.2 Return of Distributions of Capital. Except as otherwise expressly required by law, a Member, in its capacity as such, shall have no liability either to the Company or any of the Company's creditors. Except as required by law or a court of competent jurisdiction, no member or investor in or partner of a Member shall be obligated by this Agreement to return any Distribution to the Company or pay the amount of any Distribution for the account of the Company or to any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to return or pay any part of any Distribution, the obligation shall be that of such Member alone, and not of any other Member unless the court so provides. The amount of any Distribution returned to the Company by or on behalf of a Member or paid by or on behalf of a Member for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member.

                                   Article 5
                DISTRIBUTIONS AND ALLOCATIONS OF PROFIT AND LOSS

      5.1 Distributions. The Administrative Members shall cause the Company to make Distributions to the Members and the holder(s) of the CS Warrant(s) in accordance with this Section 5.1.

      5.1.1 Definitions.
            "Available Cash" shall mean (a) cash received in respect of the Company's investment in HF Holdings and (b) cash received in respect of all Short-Term Investments (i) made with funds pending their investment in HF Holdings or (ii) made with funds received from HF Holdings pending the allocation of such funds pursuant to Section 5.1.2, in each case net of expenses of the Company authorized by this Agreement.
            "Free Shares" shall mean shares of HF Holdings common stock that have never been subject to a Junior Management Option or the CS Option.
            "Option Shares" shall mean shares of HF Holdings common stock that are subject to a Junior Management Option or to the CS Option.
             "Released Shares" shall mean shares of HF Holdings common stock that were subject to a Junior Management Option which has lapsed or that were subject to the CS Option which has lapsed.

      5.1.2 Allocations of Available Cash. Available Cash shall be allocated among the Members and the holder(s) of the CS Warrant(s) as follows:
(a) Allocations of Available Cash Attributable to Option Shares or Released Shares. Available Cash received by the Company (i) as a result of the exercise, in whole or in part, of any Junior Management Option or the CS Option, (ii) as a result of the sale or other disposition of Released Shares, or (iii) otherwise in respect of Option Shares or Released Shares (or Short-Term Investments related thereto), shall be allocated among all Members and holder(s) of the CS Warrant(s) in proportion to the relative number of HF Units (regardless of Class) held by the Members and the holder(s) of the CS Warrant(s) (treating, solely for this purpose, each holder of a CS Warrant as holding at the time of any allocation pursuant to this Section 5.1.2(a) a number of HF Units equal to the aggregate number of HF Units for which all CS Warrants then held by such holder may be exercised).

      Presumption 1 -- Identifying Shares Subject to Disposition. In the event that a Junior Management Option or the CS Option lapses, any sale or other disposition of HF Holdings common stock by the Company thereafter (other than pursuant to the exercise of a Junior Management Option or the CS Option) shall be treated in part as a sale of Released Shares and in part as a sale of Free Shares, (i) with the percentage of shares sold that are deemed to be Released Shares equal to the product of (A) a fraction, (I) the numerator of which is equal to the number of Released Shares held by the Company immediately prior to such sale or disposition and (II) the denominator of which is equal to the total number of shares of HF Holdings common stock held by the Company immediately prior to such sale or disposition that are either Free Shares or Released Shares, and (B) 100; and (ii) with the percentage of shares sold that are deemed to be Free Shares equal to (C) 100 minus (D) the percentage of shares sold that are deemed to be Released Shares, as calculated in the immediately preceding clause (i).

      Presumption 2 -- Identifying Shares in Respect of Which Dividend is Paid. In the event that the Company receives a dividend or other distribution (other than a distribution treated as proceeds from an exchange of HF Holdings Common Stock pursuant to Section 302(a) of the Code) in respect of shares of HF Holdings common stock, such distribution shall be treated in part as a distribution in respect of Option Shares and Released Shares and in part as a distribution in respect of Free Shares, (i) with the percentage of such distribution that is deemed attributable to Free Shares equal to the product of
(A) a fraction, (I) the numerator of which is equal to the number of Free Shares then held by the Company and (II) the denominator of which is equal to the total number of shares of HF Holdings common stock then held by the Company, and (B) 100, and (ii) the percentage of such distribution that is deemed attributable to Option Shares and Released Shares equal to (C) 100 minus (D) the percentage of such distribution that is deemed attributable to Free Shares, as calculated in the immediately preceding clause (i). (b) Allocations of Available Cash Attributable to Free Shares. All Available Cash received by the Company in respect of Free Shares (or Short-Term Investments related thereto) shall be allocated as follows:(i) First, Available Cash in respect of Free Shares
(or Short-Term Investments related thereto) shall be allocated among all Members and holder(s) of the CS Warrant(s), in proportion to the relative number of HF Units (regardless of Class) held by the Members and the holder(s) of the CS Warrant(s) (treating, solely for this purpose, each holder of a CS Warrant as holding at the time of any allocation pursuant to this
Section 5.1.2(b) a number of HF Units equal to the aggregate number of HF Units for which all CS Warrants then held by such holder may be exercised), until each Member has been allocated an amount of Available Cash equal to its Unreturned Investment;(ii) Thereafter, (A) an amount of Available Cash in respect of Free Shares (or Short-Term Investments related thereto) equal to (I) the Available Cash in respect of Free Shares (or Short-Term Investments related thereto) remaining after making the allocation pursuant to Section 5.1.2(b)(i) multiplied by (II) the Class A Percentage shall be allocated to the holders of HF Class A Units, in proportion to the relative number of HF Class A Units held by the holders of such HF Units, and (B) an amount of Available Cash in respect of Free Shares (or Short-Term Investments related thereto) equal to (I) the Available Cash in respect of Free Shares (or Short-Term Investments related thereto) remaining after making the allocation pursuant to Section 5.1.2(b)(i) multiplied by (II) the Residual Percentage shall be allocated to all Members and holder(s) of the CS Warrant(s), in proportion to the relative number of HF Units (regardless of Class) held by the Members and the holder(s) of the CS Warrant(s) (treating, solely for this purpose, each holder of a CS Warrant as holding at the time of any allocation pursuant to this Section 5.1.2(b) a number of HF Units equal to the aggregate number of HF Units for which all CS Warrants then held by such holder may be exercised).

      5.1.3 Allocations of Non-Cash Assets.
(a) In General. Subject to Section 5.1.3(b), the Company shall allocate among all Members and holder(s) of the CS Warrant(s) all equity and other interests that it holds in HF Holdings or any successor thereto, and all of the non-cash proceeds received in exchange for any of its interests in HF Holdings, upon the earliest of the following times: (a) immediately following a Liquidity Event (other than an initial public offering); (b) immediately prior to the first secondary public offering of shares in HF Holdings to follow an initial public offering of shares in HF Holdings that is a Liquidity Event; or (c) upon the consent of the Board to make such an allocation. An allocation pursuant to this
Section 5.1.3 shall be made in the same proportions as an allocation of Available Cash pursuant to Section 5.1.2 would have been made to the Members and the holder(s) of the CS Warrant(s) had the assets being allocated first been sold for an amount of cash equal to the fair market value of such assets, as determined (except as provided in the next sentence) in good faith by the Board, and the proceeds from such sale been allocated pursuant to Section
5.1.2. For purposesof this Section, the "fair market value" of any share of HF Holdings or any successor thereto allocated hereunder shall be (i) in the case of a Liquidity Event (other than an initial public offering), the amount of consideration per share paid in connection with the Liquidity Event, (ii) in the case of a secondary public offering, the price at which shares are offered to the public in such offering or (iii) in all other cases, as determined in good faith by the Board.(b) Allocation to CS Warrant Account. Notwithstanding the provisions of Section 5.1.3(a), in the event that any holder of a CS Warrant is at the time of an allocation pursuant to this Section 5.1.3(a) not permitted under the IBA or the BHCA to hold all or a portion
(the "Impermissible Portion") of any non-cash asset that would otherwise be allocated to it (pursuant to Section 5.13(a)), then the Impermissible Portion of the non-cash asset that would otherwise be allocated pursuant to
Section 5.1.3(a) to such holder shall instead be allocated to a CS Warrant Account established in respect of the CS Warrant held by such holder.

      5.1.4 Treatment of Allotted Assets.
(a) Current Distribution. All Available Cash allocated under Section 5.1.2 to any Member or any holder of a CS Warrant shall be distributed to such Member or such holder within two (2) Business Days of the receipt by the Company of such cash. All assets other than Available Cash allocated under Section 5.1.3(a) to any Member or any holder of a CS Warrant shall be distributed to such Member or such holder as soon as reasonably practicable.
(b) Set Aside in CS Warrant Account. The portion of each non-cash asset allocated pursuant to Section 5.1.3(b) to a CS Warrant Account shall be held in such account, and no portion of such non-cash asset shall be distributed to the holder of the CS Warrant in respect of which such account was established other than in accordance with Section 5.1.4(c). Notwithstanding the foregoing sentence, an amount equal to all cash earnings received by the Company in respect of any non-cash asset held in the CS Warrant Account shall be distributed, to the extent of Available Cash, to the holder of the CS Warrant in respect of which such account was established as soon as reasonably practicable following the receipt by the Company of such cash. All non-cash earnings in respect of an asset in the CS Warrant Account shall remain in the account and be distributed in accordance with Section 5.1.4(c).
(c) Distribution of Non-Cash Assets From CS Warrant Account. No non-cash asset held in a CS Warrant Account shall be distributed until such time as: (i) the holder of the CS Warrant in respect of which such account was established notifies the Company that it has become permissible under the IBA and/or the BHCA for such holder to hold all or a portion of one or more of the non-cash assets in such account, in which case, that portion of each non-cash asset in such CS Warrant Account which such holder may then hold shall be distributed to such holder within two (2) Business Days of such notification; or (ii) the CS Warrant in respect of which the CS Warrant Account was established is exercised in whole or in part. In the event of an exercise described in clause (ii) of the immediately preceding sentence, the CS Account Distribution Fraction of each remaining asset in the CS Warrant Account shall be distributed to the holder exercising the CS Warrant in respect of which the account was established, within two (2) Business Days after the date as of which exercise of the warrant shall be deemed to have been effective pursuant to Section 1.3 of such CS Warrant. In the event that a CS Warrant lapses, distributions that would have been made to the holder of such warrant pursuant to the foregoing provisions of this Section 5.1.4(c) shall be made to, or to the designee of, such holder within five (5) Business Days of such lapse.

      5.2 No Valuation. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a Distribution to any Member on account of its Interest in the Company if such Distribution would violate
Section 18-607 of the Act or other applicable law.

      5.3 Withholdings. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, Distribution, or allocation to the Company shall be treated as amounts paid to the Company. The Administrative Members are authorized to withhold from Distributions, or with respect to allocations, to the Members and to pay over to the appropriate federal, state, local or foreign government any amounts required to be so withheld. The Administrative Members shall allocate any such amounts to the Members in respect of whose Distribution or allocation in the tax was withheld and shall treat such amounts as actually distributed to such Members.

      5.4 Property Distributions and Installment Sales. The amount by which the fair market value of any property to be distributed in kind pursuant to Sections
5.1.3 and 5.1.4 exceeds or is less than the then prevailing Asset Value of such property shall, to the extent not otherwise recognized by the Company, be taken into account in determining Net Profit and Net Loss and determining the Capital Accounts (and the appropriate Sub-Capital Accounts) of the Members as if such property had been sold at its fair market value immediately prior to the distribution. If any assets are sold in transactions in which, by reason of the provisions of Section 453 of the Code or any successor thereto, gain is realized but not recognized, such gain shall be taken into account when realized in computing gain or loss of the Company for purposes of allocation of Net Profit or Net Loss under this Article 5.

      5.5 Net Profit or Net Loss.

      5.5.1 Definitions. The "Net Profit" or "Net Loss" of the Company for each Fiscal Year or relevant part thereof shall mean the Company's taxable income or loss for federal income tax purposes for such period (including therein all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code) with the following adjustments:
(a) Gain or loss attributable to the disposition of property of the Company with an Asset Value different than the adjusted basis of such property for federal income tax purposes shall be computed with respect to the Asset Value of such property and any tax gain or loss not included in Net Profit or Loss shall be taken into account and allocated among the Members pursuant to Section 5.7 hereof.
(b) Depreciation, amortization or cost recovery deductions with respect to any property with an Asset Value that differs from its adjusted basis for federal income tax purposes shall be computed in accordance with Asset Value and any depreciation allowable for federal income tax purposes shall be allocated in accordance with Section 5.7.

      5.5.2 Allocations of Net Profit. The Net Profit of the Company attributable to the Company's investment in HF Holdings (or any Short-Term Investments related thereto) for any relevant fiscal period shall be allocated and credited to the Capital Accounts (or the appropriate Sub-Capital Accounts) of the Members as follows:
(a) All income and gain recognized by the Company (and amounts so treated pursuant to Section 3.4 or 3.5) (i) as a result of the exercise, in whole or in part, of any Junior Management Option or the CS Option, (ii) as a result of the sale or other disposition of Released Shares or (iii) otherwise in respect of Option Shares or Released Shares (or Short-Term Investments related thereto), shall be allocated to the Members' Capital Accounts (and, if appropriate, Sub-Capital Accounts for the HF Holdings investment) pro rata in proportion to their HF Units. (In determining the extent to which shares of HF Holdings that are sold are Released Shares, the presumptions set forth above in Section 5.1.2(a) shall apply.)
(b) All income and gain recognized by the Company (or treated as recognized pursuant to Section 3.4 or 3.5) in respect of Free Shares (or Short-Term Investments related thereto) shall be allocated to the Members' Capital Accounts (and, if appropriate, Sub-Capital Accounts for the HF Holdings investment) as follows:
(i) first, if losses and deductions have previously been allocated to the Members pursuant to Section 5.5.3(b)(ii), to the Members in proportion to the relative number of HF Units (regardless of Class) held by the Members, until the aggregate amount allocated pursuant to this clause (i) equals the aggregate amount of losses and deductions previously allocated pursuant to Section 5.5.3(b)(ii); and
(ii) thereafter, (A) the balance of such income and gain multiplied by the Class A Percentage shall be allocated to the holders of HF Class A Units, in proportion to the relative number of HF Class A Units held by the holders of such Units, and (B) the balance of such income and gain multiplied by the Residual Percentage to all Members, in proportion to the relative number of HF Units (regardless of Class) held by the Members.

      5.5.3 Allocations of Net Loss. The Net Loss of the Company attributable to the Company's investment in HF Holdings (or any Short-Term Investments related thereto) for any relevant fiscal period shall be allocated and charged to the Capital Accounts (or the appropriate Sub-Capital Accounts) of the Members as follows:
(a) All losses and deductions recognized by the Company (and amounts so treated pursuant to Section 3.4 or 3.5) (i) as a result of the exercise, in whole or in part, of any Junior Management Option or the CS Option, (ii) as a result of the sale or other disposition of Released Shares, or (iii) otherwise in respect of Option Shares or Released Shares (or Short-Term Investments related thereto), shall be allocated to the Members' Capital Accounts (and, if appropriate, Sub-Capital Accounts for the HF Holdings investment) pro rata in proportion to their HF Units. (In determining the extent to which shares of HF Holdings that are sold are Released Shares, the presumptions set forth above in Section 5.1.2(a) shall apply.)
(b) All losses and deductions recognized by the Company (or treated as recognized pursuant to Section 3.4 or 3.5) in respect of Free Shares (or Short-Term Investments related thereto) shall be allocated to the Members' Capital Accounts (and, if appropriate, Sub-Capital Accounts for the HF Holdings investment) as follows:
(i) first, if income and gain have previously been allocated to the Members pursuant to Section 5.5.2(b)(ii), (A) the Class A Percentage multiplied by such losses and deductions in respect of Free Shares shall be allocated to the holders of HF Class A Units, in proportion to the relative number of HF Class A Units held by the holders of such Units, and (B) the Residual Percentage multiplied by such losses and deductions in respect of Free Shares shall be allocated to all Members, in proportion to the relative number of HF Units (regardless of Class) held by the Members, until the aggregate amount allocated pursuant to this clause equals (x) the aggregate amount of income and gain previously allocated pursuant to Section 5.5.2(b)(ii) less (y) the aggregate amount previously allocated for Distribution pursuant to Section 5.1.2(b)(ii) (or Section 5.1.3, to the extent allocated in accordance with Section 5.1.2(b)(ii)); and(ii) thereafter, to the Members in proportion to the relative number of HF Units (regardless of Class) held by the Members.

      5.5.4 Special Allocation.  Notwithstanding the provisions of Sections
5.5.2 and 5.5.3, all income earned in respect of any non-cash assets allocated to a CS Warrant Account shall be specially allocated to the holder of the CS Warrant in respect of which such account was established.

      5.6 Limitation on Allocation of Loss; Qualified Income Offset; Curative Allocations. Notwithstanding the provisions of Sections 5.5.2 and 5.5.3, in no event shall an item of loss, expense or deduction be allocated to a Member's Capital Account if it would cause or increase a deficit balance in such Member's Capital Account, within the meaning of Treasury Regulation $1.704-1(b)(2)(ii)(d). In addition, this Agreement shall for all purposes be deemed to contain a qualified income offset provision, within the meaning of such regulation. It is the intention of the Members that any allocations required by the first two sentences of this Section 5.6 not affect the amount or timing of Distributions to be made under this Agreement. In furtherance of this objective, in the event any allocation is made pursuant to either of the first two sentences of this Section 5.6, the Administrative Members are hereby directed to make (with the advice of the Company's independent tax advisors and the consent of the Board) such curative allocations as they determine to be appropriate to offset the effects of such allocation. Any item of Net Profit or Net Loss allocated pursuant to this Section 5.6 shall not again be allocated pursuant to Section 5.5.

      5.7 Tax Allocations: Code Section 704(c) and Unrealized Appreciation or Depreciation.

      5.7.1 Contributed Assets. In accordance with Section 704(c) of the Code, income, gain, loss and deduction with respect to any property contributed to the Company with an adjusted basis for federal income tax purposes different from the initial Asset Value at which such property was accepted by the Company shall, solely for tax purposes, be allocated among the Members so as to take into account such difference in the manner required by Section 704(c) and the applicable Treasury Regulations.

      5.7.2 Revalued Assets. If upon the acquisition of additional Units in the Company by a new or existing Member the Asset Value of any the assets of the Company is adjusted pursuant to Section 3.4, subsequent allocations of income, gain, loss and deduction with respect to such assets shall, solely for tax purposes, be allocated among the Members so as to take into account such adjustment in the same manner as under Section 704(c) of the Code and the applicable Treasury Regulations.

      5.7.3 Elections and Limitations.  The allocations required by this Section
5.7 are solely for purposes of federal, state and local income taxes and shall not affect the allocation of Net Profits or Net Losses as between Members or any Members' Capital Accounts (or Sub-Capital Accounts). All tax allocations required by this Section 5.7 shall be made using the so-called "traditional method" described in the Treasury Regulations 1.704-3(b); except that the Administrative Members, with the advice of the Company's auditors or tax counsel and the consent of the Board, may elect to use the so-called "traditional method with curative allocations" described in Treasury Regulations 1.704-3(c).

      5.7.4 Tax Allocations. Except as noted above, all items of income, deduction and loss shall be allocated for Federal, state and local income tax purposes in the same manner such items are allocated for purposes of calculating Net Profits and Net Losses.

      5.8 Additional Investments. The Members acknowledge and agree that upon the making by the Company of an investment other than the investment in HF Holdings as of September 27, 1999, Sections 5.1 and 5.5 shall be amended to include the necessary distribution and allocation provisions for such new investment.

                                   Article 6
                               TAX MATTERS MEMBER

      6.1 Tax Matters Member. Unless and until another Member is designated as the tax matters partner by the Board, Watterson shall be the tax matters partner of the Company as provided in the Regulations under Code Section 6231 and any analogous provisions of state law, and in such capacity is referred to as the "Tax Matters Member".

      6.2 Certain Authorizations. The Tax Matters Member shall represent the Company, at the Company's expense, in connection with all examinations of the Company's affairs by tax authorities including any resulting administrative or judicial proceedings. Without limiting the generality of the foregoing, the Tax Matters Member is hereby authorized, but not required:

      6.2.1 to enter into any settlement with the Internal Revenue Service or the Secretary of the Treasury or his delegate (the "Secretary") with respect to any tax audit or judicial review, in which agreement the Tax Matters Member may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member that (within the time prescribed pursuant to the Code and Regulations) files a statement with the Secretary providing that the Tax Matters Member shall not have the authority to enter into a settlement agreement on behalf of such Member;

      6.2.2 if a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes is mailed to the Tax Matters Member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or elsewhere as allowed by law, or the United States Claims Court;

      6.2.3 to intervene in any action brought by any other Member for judicial review of a final adjustment;

      6.2.4 to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

      6.2.5 to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

      6.2.6 to take any other action on behalf of the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or the Regulations.

      6.3 Indemnity of Tax Matters Member. The Company shall indemnify and reimburse the Tax Matters Member for all reasonable expenses (including reasonable legal and accounting fees) incurred as Tax Matters Member pursuant to this Article 6 in connection with any administrative or judicial proceeding with respect to the tax liability of the Members as long as the Tax Matters Member has determined in good faith that its course of conduct was in, or not opposed to, the best interest of the Company. The payment of all such expenses shall be made before any Distributions are made to the Members. The taking of any action and the incurring of any expense by the Tax Matters Member in connection with any such proceeding, except to the extent provided herein or required by law, is a matter in the sole discretion of the Tax Matters Member and the provisions on limitations of liability of the Tax Matters Member and indemnification set forth in Article 13 shall be fully applicable to the Tax Matters Member in its capacity as such.

      6.4 Information Furnished. To the extent and in the manner provided by applicable law and Regulations, the Tax Matters Member shall furnish the name, address, profits interest, and taxpayer identification number of each Member to the Secretary.

      6.5 Notice of Proceedings, Etc. The Tax Matters Member shall use its best efforts to keep each Member informed of any administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes or any extension of the period of limitations for making assessments of any tax against a Member with respect to any Company item, or of any agreement with the Internal Revenue Service that would result in any material change either in income or loss as previously reported.

      6.6 Notices to Tax Matters Member. Any Member that receives a notice of an administrative proceeding under Code Section 6233 relating to the Company shall promptly notify the Tax Matters Member of the treatment of any Company item on such Member's federal income tax return that is or may be inconsistent with the treatment of that item on the Company's return. Any Member that enters into a settlement agreement with the Secretary with respect to any Company item shall notify the Tax Matters Member of such agreement and its terms within sixty days after its date.

                                   Article 7
                                FEES AND EXPENSES

      7.1 Compensation to the Administrative Member and Affiliates. Neither the Administrative Members nor any Affiliate of the Administrative Members shall receive any compensation directly or indirectly in connection with the formation, operation and dissolution of the Company except as expressly provided in this Agreement.

      7.2 Company Expenses. The Company shall pay or, if paid by the Administrative Members, reimburse the Administrative Members for all expenditures that are made by the Administrative Members in connection with their duties pursuant to this Agreement (if and to the extent such expenditures are approved by the Board).

      7.3 Compensation to the Directors. Pursuant to Section 3.6 of the Stockholder Agreement, and without duplication of the rights provided thereunder, HF Holdings will pay the Directors (or CS in the case of any CS Designated Director who is an employee of CS or any of its Affiliates, as CS notifies the Company in writing) an annual fee for their services to the Board in the amount of $40,000 each, and shall reimburse each of them for their reasonable travel and out-of-pocket expenses incurred in connection with their Board services.

                                   Article 8
                           OPERATIONS AND MANAGEMENT

      8.1 Designation of the Administrative Members. Each of Watterson and Stevenson is hereby designated as an administrative member (each an "Administrative Member" and, together, the "Administrative Members") of the Company with the powers set forth in this Agreement. The Administrative Members, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company's business, and the actions of the Administrative Members taken in accordance with such powers shall bind the Company. Except as otherwise expressly provided in this Agreement, the Administrative Members, acting on behalf of the Company, shall be the only Persons authorized to execute documents which shall be binding on the Company.

      8.2 Authority and Duties of the Administrative Members. The power and authority granted to, and the duties undertaken by, the Administrative Members hereunder shall include only (a) the power and duty to perform administrative functions necessary or convenient for the furtherance of the purpose of the Company, including without limitation the maintenance of complete and accurate books and records reflecting all activities of the Company, the preparation and filing necessary or appropriate certificates, reports or other documents with regulatory or administrative bodies, the preparation of reports for the Members, the determination and (with the consent of the Board) payment of expenses of the Company, the making of Short-Term Investments, (b) the power and duty to seek out and provide advice to the Company concerning investments, including without limitation advice regarding investment opportunities potentially available to the Company, advice in connection with the structuring of any new or follow-on investment or the complete or partial disposition of any investment, and advice regarding the general management of the Company's investments, (c) the power to execute such documents in connection with any investment of the Company, including its investment in HF Holdings, as are approved by the Board, and (d) such other powers and/or duties as are approved by the Board.

      8.3 Voting Rights; Proxy.

      8.3.1 Except as specifically set forth in this Agreement or as otherwise required by applicable law, Members holding Class A Units or Class B Units shall vote together as a single class and a Member shall be entitled to one (1) vote for each Class A Unit and for each Class B Unit held by such Member in connection with the election of Directors and on all matters to be voted upon by the Members of the Company.

      8.3.2 In order to assist in the implementation of the provisions of this
Section 8, each holder of Units hereby constitutes and appoints Watterson (or in the event that Watterson is incapacitated or dies, Stevenson) and Robert Gay (or in the event of a Gay Disability (as defined below), one of the Gay Designated Directors), and each of them, as attorneys and proxies, with full power of substitution, to receive all notices, and to represent, vote and consent, with respect to all Units held by such holder, without any notice to such holder (such notice being expressly waived by such holder), whether or not said representation, vote or consent benefits the interests of any of said proxies, but only with respect to any and all (i) matters presented to Members in their capacity as such for approval, following the approval of the Board, in which case all Members shall vote in the manner determined by the Board (except with respect to amendments or waivers to this Agreement), and (ii) of the matters specified in, and only in the manner contemplated by, Sections 8.4, 8.5, 8.6 and 8.7.
The foregoing proxy is irrevocable, is coupled with an interest in the Company generally and shall remain in full force and effect notwithstanding the passage of time until terminated in accordance with the provisions of Section 8.11. The Company agrees not to give effect to any action by any Member which is in contravention of this Section 8.

      8.4 Election of Directors. Each Member hereby agrees to cast all votes to which such holder is entitled in respect of the Interests now or hereafter owned by such holder, whether at any annual or special meeting of Members, by written consent or otherwise, to elect as a Director:

      8.4.1 each of three (3) individuals that may be designated by Watterson and/or Stevenson (the "Class A Designated Directors");

      8.4.2 each of three (3) individuals that may be designated by CS (the "CS Designated Directors");

      8.4.3 each of two (2) individuals that may be designated by Robert Gay (or, if applicable, alternatively designated by such other persons as provided for in the first proviso of Section 8.6) (the "Gay Designated Directors"); and

      8.4.4 the individual then serving as the President and Chief Executive Officer of ICON ("CEO Director"). Each such Director shall be designated by a written notice to all other Members and the Company from the Member entitled to make such designation. The initial Directors forming the Board shall be the individuals set forth on Schedule 8.4 hereto.

      8.5 Removal of Directors.  Directors may be removed as follows:

      8.5.1 any Director may be removed for Cause by decision of at least two-thirds (2/3) of the other Directors, in which case the Members that designated such Director may designate a replacement director, and each Member party hereto agrees to cause such replacement director to be elected as a Director in accordance with Section 8.4;

      8.5.2 any Class A Designated Director may be removed by Watterson and/or Stevenson at any time, with or without Cause, in which case Watterson and/or Stevenson may designate a replacement director and each Member party hereto agrees to cause such replacement director to be elected as a Director in accordance with Section 8.4;

      8.5.3 one Class A Designated Director shall be removed (and shall immediately cease to serve as a Director) at such time when Watterson and Stevenson cease to hold, in the aggregate, directly or indirectly, at least two-thirds (2/3) of the total number of Units (on a fully diluted basis) held by them immediately after the Closing; one Class A Designated Director shall be removed (and shall immediately cease to serve as a Director) at such time when Watterson and Stevenson cease to hold, in the aggregate, directly or indirectly, at least one-third (1/3) of the total number of Units (on a fully diluted basis) held by them immediately after the Closing; and one Class A Designated Director shall be removed (and shall immediately cease to serve as a Director) at such time when Watterson and Stevenson cease to hold, directly or indirectly, any Units (on a fully diluted basis); provided, however, that for the purposes of this Section 8.5.3, Transfers in connection with incapacity or death of either Watterson or Stevenson shall not be deemed to constitute cessation of holdings;

      8.5.4 any CS Designated Director may be removed by CS at any time, with or without Cause, in which case CS may designate a replacement director and each Member party hereto agrees to cause such replacement director to be elected as a Director in accordance with Section 8.4;

      8.5.5 one CS Designated Director shall be removed (and shall immediately cease to serve as a Director) at such time when CS, together with its Affiliates, cease to hold, in the aggregate, at least two-thirds (2/3) of the total number of Units (on a fully diluted basis) held by them immediately after the Closing; one CS Director shall be removed (and shall immediately cease to serve as a Director) at such time when CS, together with its Affiliates, cease to hold, in the aggregate, at least one-third (1/3) of the total number of Units (on a fully diluted basis) held by them immediately after the Closing; and one CS Designated Director shall be removed (and shall immediately cease to serve as a Director) at such time when CS, together with its Affiliates, cease to hold any Units (on a fully diluted basis);

      8.5.6 any Gay Designated Director may be removed by Robert Gay at any time, with or without Cause, in which case Robert Gay may designate a replacement director and each Member party hereto agrees to cause such replacement director to be elected as a Director in accordance with Section 8.4; provided, that in the event of a Gay Disability, any Gay Designated Director may be removed by Ron Mika (or such other persons as provided in the first proviso of Section 8.6);

      8.5.7 one Gay Designated Director shall be removed (and shall immediately cease to serve as a Director) at such time when Gay, together with its Permitted Transferees, cease to hold, in the aggregate, at least one-half (1/2) of the total number of Units (on a fully diluted basis) held by it immediately after the Closing; and one Gay Director shall be removed (and shall immediately cease to serve as a Director) at such time when Gay, together with its Permitted Transferees, cease to hold any Units (on a fully diluted basis); provided, however, that no Gay Designated Director shall be removed pursuant to this
Section 8.5.7 until such time as all the Class A Designated Directors or all the CS Designated Directors are removed pursuant to Section 8.5.3 or Section 8.5.5, as applicable; and

      8.5.8 the CEO Director shall be removed (and shall immediately cease to serve as a Director) at such time as he or she ceases to serve as the Chief Executive Officer of ICON.
As used herein, "Cause" means such Director's (a) willful and continued failure to substantially perform his or her duties as a director of the Company, HF Holdings or any of their respective subsidiaries, (b) willful conduct that is substantially injurious, monetarily or otherwise, to the Company, HF Holdings or any of their respective subsidiaries, (c) indictment or conviction for, or guilty plea to, a felony or a crime involving moral turpitude, (d) habitual abuse of illegal drugs or other controlled substances or habitual intoxication, or (e) willful and continued breach of a material provision of this Agreement, which breach is not cured within thirty (30) days after receiving written notice from the Board describing the breach in reasonable detail and stating that the Company will consider the continuation of such breach as Cause hereunder.

      8.6 Successors. In the event a Director shall cease to serve for any reason, then, (i) in the case of a Class A Designated Director, Watterson shall have the right to nominate the successor to such Class A Designated Director; provided, however, that if Watterson is incapacitated or dies, Stevenson shall have such right to nominate the successor to such Class A Designated Director; provided, further, that if both Stevenson and Watterson have died or are incapacitated, Watterson's legal representative, heir, legatee or distributes (collectively) shall have the right to nominate the successor to such Class A Designated Director; provided, further, that if Watterson's legal representative, heir, legatee or distributes have not nominated the successor to such Class A Designated Director promptly after such Director ceases to serve on the Board, Stevenson's legal representative, heir, legatee or distributes (collectively) shall have the right to nominate the successor to such Class A Designated Director, (ii) in the case of a CS Designated Director,
CS shall have the right to nominate the successor CS Designated Director,
(iii) in the case of any Gay Designated Director, Robert Gay shall have the right to nominate the successor Gay Designated Director; provided, however, that in the event that Robert Gay is not able to designate or has not promptly designated any successor Gay Designated Director(s) (a "Gay Disability")
(A) Ron Mika shall have the right to nominate such successor Gay Designated Director(s) (including himself), or (B) if Ron Mika is not able to designate or has not designated any such successor Gay Designated Director(s), such Director(s) shall be designated by the mutual consent of Watterson
(provided that if Watterson is incapacitated or dies, Stevenson shall have the right to make such designation in his stead) and CS; and (iv) in the case of the CEO Director, each Member agrees to Cause all Directors designated by it to nominate the then residing Chief Executive Officer of ICON; provided, that no Director removed for Cause shall be renominated or reelected. Each Member shall, upon receipt of notice identifying such nominee, promptly take all action necessary to cause the appointment of such nominee to the Board pursuant to this Agreement.

      8.7 Required Consents. The Company agrees that it will not, and it will not permit HF Holdings, ICON or any of its other direct or indirect subsidiaries to take any action (including any action by the applicable board of directors or any committee thereof) with respect to any of the following matters without the approval of the Board: (i) any offering of securities of the Company; (ii) any sale of a substantial portion of the assets of the Company or any of its subsidiaries; (iii) any merger or consolidation involving the Company or any of its subsidiaries, except for a merger or consolidation between any direct or indirect wholly-owned subsidiaries and any other direct or indirect wholly-owned subsidiaries; (iv) any transaction constituting a change in control of the Company; (v) any transaction to which Section 9.8 (subject to Section 9.11) or
Section 9.9 applies; and (vi) any Liquidity Event approved by the Board.

      8.8 Committees. Each committee of the Board shall be composed so that the representation thereon of Class A Designated Directors, CS Designated Directors, Gay Designated Directors and the CEO Director shall be in the same proportion, as nearly as may be, as the representation of such Directors on the whole Board, except as consented to by Watterson (provided that if Watterson is incapacitated or dies, the consent of Stevenson shall be required in his stead), CS and Robert Gay (or in the event of a Gay Disability, by each of the Gay Designated Director(s)), in each case, if entitled to designate the Director(s) to be excluded; provided, however, that no Class A Designated Director or CEO Director shall sit on the audit committee or any committee charged with consideration of matters related to compensation, employee stock options, or the like.

      8.9 Action by the Board. A quorum of the Board shall consist of a majority of the number of Directors then constituting the Board, of whom at least one shall be a Class A Designated Director, one shall be a CS Designated Director and one shall be a Gay Designated Director (in each case, for so long as there is at least one such Director serving on the Board). All actions of the Board shall require (i) the affirmative vote of at least a majority of the Directors then constituting the Board; provided that in the event of a Gay Disability, and until two (2) Gay Designated Directors serve as members of the Board, an action of the Board shall require the affirmative vote of (1) each of the CS Designated Directors and the Class A Designated Directors, (2) each of the CS Designated Directors and the remaining Gay Designated Director, or (3) each of the Class A Designated Directors and the remaining Gay Designated Director, or (ii) the unanimous written consent of the Board. If any Director personally has, or has been designated by any Members who have, a financial interest in a matter under consideration by the Board (other than its interest in the Company solely in its capacity as an employee, officer, director or stockholder of the Company), such Director shall be considered present for purposes of establishing a quorum but shall not be considered to be present for purposes of determining whether a majority of Directors present at the meeting have approved the relevant matter.

      8.10 Business Decisions; Voting Shares of HF Holdings' Capital Stock.

      8.10.1 The Board, composed of all the Directors then in office, is established pursuant to Section 2.3 hereof, to manage the business, operations and affairs of the Company, including, without limitation, decisions with regard to the management, financing and capitalization of the Company; approving any amendment or waiver to any of the Stockholders Agreement or the Interests Purchase Agreement; and the making and dispositions of investments, including without limitation all capital stock of HF Holdings owned by the Company (other than Short-Term Investments expressly permitted hereunder). The Board shall have the authority to exercise all of the powers and privileges granted to "managers" of a limited liability company under the Act, any other applicable laws, rules and regulations or this Agreement, together with any powers incidental thereto, and to take any other action not prohibited under the Act or other applicable laws, rules and regulations, so far as such powers or actions are necessary or convenient or related to the conduct, promotion or attainment of the business, purposes or activities of the Company. The Board may establish regulations not inconsistent with this Agreement. The Administrative Members shall notify the Board when a business decision to be made arises, and the Administrative Members shall have the power and the obligation to implement such decision upon being so directed by the Board. If the Administrative Members fail to implement a decision of the Board, a Member designated by the Board may act on behalf of the Company for purposes of implementing such decision.

      8.10.2 The Administrative Members shall notify each of the other Members whenever any Person has requested that the Company vote the shares of HF Holdings' common stock owned by the Company. The Board shall be entitled to direct the Company on how to vote such shares. Notwithstanding anything contained herein to the contrary, in no event shall the Administrative Members, acting in their capacity as such, have any right to determine how the Company should vote any of the shares of HF Holdings' capital stock owned by the Company.

      8.11 Period. The foregoing provisions of this Article 8 shall expire on the earlier of (i) the date of termination of this Agreement, and (ii) a Liquidity Event.

                                   Article 9
                             TRANSFER OF INTERESTS

      9.1 Restrictions on Transfer. No Member shall have the right to withdraw from the Company except as set forth in this Article 9. No Member shall sell, assign, pledge, encumber, hypothecate, mortgage, exchange, give away, dispose of or otherwise transfer, voluntarily or involuntarily by operation of law, pursuant to judicial process or otherwise (herein, whether used as a noun or a verb, collectively called a "Transfer"), all or any part of the economic or other rights that comprise its Units, except, notwithstanding anything to the contrary herein, as permitted by this Article 9. Any attempted Transfer of Units not permitted by this Article 9 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

      9.1.1 Transfers under this Agreement, etc. Any Member may Transfer any or all Units held by such Member: (i) to the Company or any subsidiary of the Company in one or more transactions approved by the Board, (ii) on the terms and subject to the conditions of Sections 9.1.2, 9.8 or 9.9.

      9.1.2 Permitted Transfers of Units. Notwithstanding anything to the contrary contained herein (but subject to the conditions of Sections 9.3, 9.4, 9.5 and 9.6), a Member may at any time effect any of the following Transfers of Units (each transferee of such Member in respect of any Transfer described in any of clauses (a) through (d) below, a "Permitted Transferee"):
(a) if an individual, any Transfer of any or all Units held by such Member following such Member's death by will or intestacy to such Member's legal representative, heir, legatee or distributes, whether or not such transferee is a member of such Member's Immediate Family;
(b) if an individual, any Transfer of any or all Units held by such Member as a gift or gifts during such Member's lifetime to such Member's Immediate Family and/or Affiliate; provided that the Transferring Member shall retain voting control of the Transferred Units; and provided, further, that any such Affiliate shall re-Transfer such Units to such Member within five (5) calendar days after ceasing to be an Affiliate of such Member;
(c) if Watterson or Stevenson, any Transfer of any or all Units held by such individual as a charitable gift to any Person which is described in Section 501(c)(3) of the Internal Revenue Code of 1986 or any Transfer to such individual's "rabbi trust" or deferred compensation accounts with the Company or to any Affiliate of Watterson or Stevenson; provided, that any such Affiliate shall re-Transfer such Units to such Member within five (5) calendar days after ceasing to be an Affiliate of such Member;
(d) if CS or other institutional Member (other than Gay), any Transfer of any or all Units held by such Member to any Affiliate of such Member in a bona fide Transfer not part of a transaction or series of transactions that results in the direct or indirect Transfer of such Units to a Person not an Affiliate of such Member; provided, that any such Affiliate shall re-Transfer such Units to such Member within five (5) calendar days after ceasing to be an Affiliate of such Member; or
(e) if a Member, any Transfer upon the terms and conditions approved by the Board; provided, however, that such Person shall not be deemed a "Permitted Transferee" of a Member and shall not be entitled to the rights of such Member pursuant to Article 8, Section 9.8, Section 9.9 or Section 11.1 hereof.

      9.2 [Reserved].

      9.3 Prohibited Transfers. Notwithstanding anything to the contrary herein, no holder of Securities may Transfer any Units to any Prohibited Transferee or any Affiliate thereof, unless such Transfer is consummated in connection with a Liquidity Event.

      9.4 Transfers by the Bain Member or Inverness. Notwithstanding anything to the contrary herein, so long as the ICON Bonds remain outstanding, neither the Bain Member nor Inverness shall Transfer any of their respective Units, unless such Transfer is consummated in connection with a Liquidity Event.

      9.5 Change in Control. Notwithstanding anything to the contrary herein, no Member may Transfer any Units if such Transfer would result in a "change of control" of ICON under the ICON Bonds or under the ICON senior credit facility, unless such Transfer is consummated in connection with a Liquidity Event.

      9.6 Transfer Conditions. Notwithstanding anything to the contrary herein, no Member may Transfer any Units, and the Company may not issue, Transfer or sell any Units, unless (i) such Transfer, issuance or sale of Units is not in violation of the provisions of this Section 9, and (ii) the transferee or purchaser of such Units (if other than the Company or another existing Member thereof) agrees to become a party to this Agreement and executes such further documents as may be necessary, in the opinion of the Company, to make him, her or it a party hereto. Any purported Transfer, issuance or sale of Units other than in accordance with this Agreement by any holder thereof or by the Company shall be null and void, and the Company shall refuse to recognize any such Transfer, issuance or sale for any purpose and shall not reflect in its records any change in record ownership of Units pursuant to any such Transfer.

      9.7 Limitations on Redemption. The Company shall not redeem all or any portion of the HF Units prior to a Liquidity Event without the prior consent of the Board.

      9.8 "Come Along" Rights. Each Member hereby agrees, if requested by Watterson (provided that if Watterson is incapacitated or dies, Stevenson shall have the right to request in his stead), CS and/or Robert Gay (prior to a Gay Disability) (the "Initiating Sellers," as applicable), and approved by the Board, to Transfer for value (for purposes of this Section 9.8, a "Sale") a specified percentage (for purposes of this Section 9.8, the "Sale Percentage") of the Units then owned by such Member to any Person (for purposes of this Section 9.8, the "Proposed Buyer") in the manner and on the terms set forth in this Section 9.8 in connection with the sale of the Sale Percentage of the total number of such Units (on a fully diluted basis) held by all such Initiating Sellers, to the Proposed Buyer; provided, however, that no Member shall have any obligations under this Section 9.8 with respect to a particular Transfer if the Sale Percentage with respect to such transfer is less than ten percent (10%); and provided, further, that any Transfer pursuant to this Section 9.8 shall comply with the provisions of Sections 9.1, 9.3, 9.4, 9.5 and 9.6.

      9.8.1 Procedure. If the Initiating Sellers elect to exercise their rights under this Section 9.8, a notice (the "Come Along Notice") shall be furnished by them to each Member. The Come Along Notice shall set forth the principal terms of the proposed Sale insofar as it relates to the Units, including the class and number of Units to be purchased from the Initiating Sellers, the Sale Percentage, the maximum and minimum purchase price of each Class of Units, the name and address of the Proposed Buyer and (if the Proposed Buyer is not subject to the periodic reporting requirements of the Exchange Act) the name of each director of the Proposed Buyer and of each Person which is the beneficial owner of more than twenty percent (20%) of the common stock of the Proposed Buyer. If the Initiating Sellers consummate the Sale referred to in the Come Along Notice, each other holder of Units (each a "Participating Seller") shall be bound and obligated to sell the Sale Percentage of the Units in the Sale on the same terms and conditions (subject to all of the provisions of this Agreement and it being understood that, without limiting the foregoing, for such purposes the terms applicable to all Units shall be identical in all respects, other than the purchase price of the Class A Units, that shall reflect the Class A Percentage applicable to such Units), with respect to each Unit sold in a Sale, as the Initiating Sellers shall sell each of their Units in the Sale. If at the end of the ninetieth (90th) calendar day following the date of the effectiveness of the Come Along Notice the Initiating Sellers have not completed the Sale, each Participating Seller shall be released from his obligation under the Come Along Notice, the Come Along Notice shall be null and void, and it shall be necessary for a separate Come Along Notice to have been furnished and the terms and provisions of this Section 9.8 separately complied with, in order to consummate such Sale pursuant to this Section 9.8, unless the failure to complete such Sale resulted from any failure by any Participating Seller to comply in any material respect with the terms of this Section 9.8.

      9.8.2 Certain Legal Requirements. In the event the consideration to be paid in exchange for Securities in the proposed Sale pursuant to Section 9.8.1 includes any securities and the receipt thereof by any Member as a Participating Seller would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any participant in the Sale of any information other than such information as would be required under Regulation D of the Securities and Exchange Commission or similar rules then in effect in an offering made pursuant to said Regulation D solely to "accredited investors" as defined in said Regulation D, the Initiating Sellers shall be obligated only to use their reasonable best efforts to cause such requirements to have been complied with to the extent necessary to permit such Participating Seller to receive such securities. Notwithstanding any provisions of this Section 9.
8, if use of reasonable best efforts shall not have resulted in such requirements being complied with to the extent necessary to permit such Participating Seller to receive such securities, the Initiating Sellers shall cause to be paid to the Participating Seller in lieu thereof, against surrender of the Units (in accordance with Section 9.8.4 hereof) which would have otherwise been sold by such Participating Seller to the Proposed Buyer in the Sale, an amount in cash equal to the Fair Market Value of the securities each such Participating Seller would otherwise receive. The obligation of the Initiating Sellers to use reasonable best efforts to cause such requirements to have been complied with to the extent necessary to permit a Participating Seller to receive such securities shall be conditioned on such Participating Seller executing such documents and instruments, and taking such other actions including without limitation, if required by the Initiating Sellers on advice of their counsel, agreeing to be represented during the course of such transaction by a "purchaser representative" (as defined in Regulation D) in connection with evaluating the merits and risks of the prospective investment and acknowledging that he was so represented, as the Initiating Sellers shall reasonably request in order to permit such requirements to have been complied with. Each Participating Seller agrees to take such actions as the Initiating Sellers shall reasonably request in order to permit such requirements to have been complied with, and no Participating Seller shall have the right to require that such Participating Seller receive cash in lieu of securities on the grounds that such requirements have not been complied with.

      9.8.3 Further Assurances. Each Participating Seller, and each Member to whom the Units held by such Participating Seller were originally issued, shall, whether in his capacity as a Participating Seller, member, officer or director of the Company, or otherwise, take or cause to be taken all such actions as may be reasonably requested in order expeditiously to consummate each Sale pursuant to Section 9.8; provided, however, that neither Watterson nor Stevenson shall be required hereunder to extend the term of their employment agreements with the Company or any of its subsidiaries.

      9.8.4 Closing. The closing of a Sale pursuant to Section 9.8 shall take place at such time and place as the Initiating Sellers shall specify by notice to each Participating Seller. At the closing of any Sale under this Section 9.8, each Participating Seller shall deliver the certificates evidencing the Units to be sold by such Participating Seller, duly endorsed, or with other appropriate instruments duly endorsed, for transfer, free and clear of any liens, encumbrances or adverse claims, with any equity transfer tax stamps affixed, against delivery of the applicable consideration.

      9.8.5 Fairness Opinions in Certain Circumstances.
(a) Opinion. In the case of a proposed Sale pursuant to Section 9.8 to a Proposed Buyer which is an Affiliate of any Initiating Seller, any Member that is not an Initiating Seller may give notice (the date of such notice being the "Section 9.8 Request Date") to the Initiating Sellers of a request for a fairness opinion under this Section 9.8.5 within ten (10) calendar days after the earlier of the effectiveness of the Come Along Notice with respect thereto or such date as Initiating Sellers may provide a separate written notice of such Sale, then such Sale shall not be effected pursuant to the provisions of Section
9.8 unless the Company or the Initiating Sellers shall furnish the holder or holders so requesting (with a copy thereof to any holder of Units that may so request) a notice which includes a written opinion of an Independent Investment Banking Firm to the effect that the Sale is fair to the holders of the requesting Class of Units from a financial point of view (a "Section 9.8 Opinion"). In rendering such Section 9.8 Opinion, such Independent Investment Banking Firm shall consider (i) the form and amount of consideration to be received pursuant to such Sale in respect of Units by holders thereof other than holders of the requesting Class of Units, (ii) the form and amount of consideration to be received pursuant to such Sale in respect of Units by the holders of the requesting Class of Units, and (iii) other factors it may deem relevant. (b) Selection of Investment Banking Firm. The Independent Investment Banking Firm to provide the Section 9.8 Opinion shall be selected by the Board; provided, however, that the votes of the Directors designated by the Initiating Seller shall not be taken into account when making such a selection.

      9.9 "Tag Along" Rights. Upon approval by the Board of a Transfer pursuant to Section 9.1.2(e) and the approval by the Board of "tag along" rights (or similar rights) in connection therewith, no Member (for purposes of this Section 9.9, collectively, the "Proposed Seller") shall Transfer (for purposes of this
Section 9.9, a "Sale") any Units to any other Person (for the purposes of this
Section 9.9, the "Proposed Buyer"), other than to Permitted Transferees in accordance with Section 9.1, except in the manner and on the terms set forth in Sections 9.1, 9.3, 9.4, 9.5, 9.6 and 9.9, and attempted Transfers in violation of Sections 9.1, 9.3, 9.4, 9.5, 9.6 and 9.9 shall be null and void.

      9.9.1 Offer. A written notice (the "Tag Along Notice") shall be furnished by the Proposed Seller to all other Members (the "Tag Along Offerees") at least ten (10) Business Days prior to a Transfer. The Tag Along Notice shall include:
(a) The principal terms of the proposed Sale insofar as it relates to the Units, including the Class and number of Units to be purchased from the Proposed Seller, the percentage on a fully-diluted basis of the total number of Units held by the Proposed Seller which such number of Units constitutes (for purposes of this Section 9.9, the "Sale Percentage"), the maximum and minimum purchase price of each Class of Units, the name and address of the Proposed Buyer, and (if the Proposed Buyer is not subject to the periodic reporting requirements of the Exchange Act) the name of each director of the Proposed Buyer and of each Person which is the beneficial owner of more than twenty percent (20%) of the common stock of the Proposed Buyer; and
(b) An offer by the Proposed Seller to include, at the option of each Tag Along Offeree, in the Sale to the Proposed Buyer such number of Units owned by such Tag Along Offeree up to the Sale Percentage of the total number of Units held by such Tag Along Offeree), on the same terms and conditions (subject to all of the provisions of this Agreement, and subject to differences in pricing between Classes of Units), with respect to each Unit sold in a Sale, as the Proposed Seller shall sell each of its Units.
(c) Exercise. Each Tag Along Offeree desiring to accept the offer contained in the Tag Along Notice shall send a written commitment to the Proposed Seller specifying the number of Units (not in any event to exceed the Sale Percentage of the total number of Units held by such Tag Along Offeree) which such Tag Along Offeree desires to have included in the Sale within ten (10) Business Days after the effectiveness of the Tag Along Notice (each a "Participating Seller"). Each Tag Along Offeree who has not so accepted such offer shall be deemed to have waived all of his or her rights with respect to the applicable Sale, and the Proposed Seller and the Participating Sellers shall thereafter be free to sell to the Proposed Buyer, at a price no greater than the maximum price set forth in the Tag Along Notice and otherwise on terms not more favorable in any material respect to them than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Offerees. If, prior to consummation, the terms of such proposed Sale shall change with the result that the price shall be greater than 105% of the maximum price set forth in the Tag Along Notice or the other terms shall be more favorable in any material respect than as set forth in the Tag Along Notice, it shall be necessary for a separate Tag Along Notice to have been furnished, and the terms and provisions of this
Section 9.9 separately complied with, in order to consummate such proposed Sale pursuant to this Section 9.9; provided, however, that in the case of such a separate Tag Along Notice, the applicable period referred to in Section 9.9.1 shall be five (5) Business Days.
(d) The acceptance of each Participating Seller shall be irrevocable except as hereinafter provided, and each such Participating Seller shall be bound and obligated to sell in the Sale, on the same terms and conditions specified in the Tag Along Notice (subject to all of the provisions of this Agreement), such number of Units as such Participating Seller shall have specified in such Participating Seller's written commitment. In the event the Proposed Seller shall be unable (otherwise than by reason of the circumstances described in Section 9.9.2) to obtain the inclusion in the Sale of all Units which the Proposed Seller and each Participating Seller desires to have included in the Sale (as evidenced in the case of the Proposed Seller by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller's written commitment), the number of Units to be sold in the Sale by the Proposed Seller and each Participating Seller shall be reduced on a pro rata basis according to the proportion which the number of Units which each such Person desires to have included in the Sale bears to the total number of Units desired by all such Persons to have included in the Sale (all on a fully diluted basis).
(e) If at the end of the one hundred eightieth (180th) calendar day following the date of the effectiveness of the Tag Along Notice the Proposed Seller has not completed the Sale as provided in the foregoing provisions of this Section 9.9, each Participating Seller shall be released from his obligations under his written commitment, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to have been furnished, and the terms and provisions of this Section 9.9 separately complied with, in order to consummate such Sale pursuant to this Section 9.9, unless the failure to complete such Sale resulted from any failure by any Tag Along Offeree to comply in any material respect with the terms of this Section 9.9.

      9.9.2 Certain Legal Requirements. In the event the consideration to be paid in exchange for Units in the proposed Sale pursuant to Section 9.9 includes any securities and the receipt thereof by a Participating Seller would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities, or
(ii) the provision to any participant in the Sale of any information other than such information as would be required under Regulation D of the Securities and Exchange Commission or similar rule then in effect in an offering made pursuant to said Regulation D solely to "accredited investors" as defined in said Regulation D, the Proposed Seller shall be obligated only to use its reasonable best efforts to cause such requirements to have been complied with to the extent necessary to permit such Participating Seller to receive such securities. Notwithstanding any provisions of this Section 9.9, if use of reasonable be st efforts shall not have resulted in such requirements being complied with to the extent necessary to permit such Participating Seller to receive such securities, the Proposed Seller shall cause to be paid to such Participating Seller in lieu thereof, against surrender of the Units (in accordance with Section 9.9.4 hereof) which would have otherwise been sold in such Sale by such Participating Seller to the Proposed Buyer in the Sale, an amount in cash equal to the Fair Market Value of the securities which such Participating Seller would otherwise receive. The obligation of the Proposed Seller to use reasonable best efforts to cause such requirements to have been complied with to the extent necessary to permit a Participating Seller to receive such securities shall be conditioned on such Participating Seller executing such documents and instruments, and taking such other actions (including without limitation, if required by the Proposed Seller on advice of its counsel, agreeing to be represented during the course of such transaction by a "purchaser representative" (as defined in Regulation D) in connection with evaluating the merits and risks of the prospective investment and acknowledging that he was so represented), as the Proposed Seller shall reasonably request in order to permit such requirements to have been complied with. Each Participating Seller agrees to take such actions as the Proposed Seller shall reasonably request order to permit such requirements to have been complied with, and no Participating Seller shall have the right to require that such Participating Seller receive cash in lieu of securities on grounds that such requirements have not been complied with.

      9.9.3 Further Assurances. Each Participating Seller, and each Member to whom the Units held by such Participating Seller were originally issued, shall, whether in his capacity as a Participating Seller, member, officer or director of the Company, or otherwise, take or cause to be taken all such actions (subject as to entering into agreements to the provisions of the next sentence hereof) as may be reasonably requested in order to expeditiously consummate each Sale pursuant to Section 9.9; provided however, that neither Watterson nor Stevenson shall be required hereunder to extend the term of their employment agreements with the Company or any subsidiary thereof.

      9.9.4 Closing. The closing of a Sale pursuant to Section 9.9 shall take place at such time and place as the Proposed Seller shall specify by notice to each Participating Seller. At the closing of any Sale under this Section 9.9, each Participating Seller shall deliver the certificates evidencing the Units to be sold by such Participating Seller, duly endorsed, or with other appropriate instruments duly endorsed, for transfer, free and clear of any liens, encumbrances or adverse claims, with any equity transfer tax stamps affixed, against delivery of the applicable consideration.

      9.9.5 Excluded Transactions.  Notwithstanding any provisions of this
Section 9.9 to the contrary, the preceding provisions of this Section 9.9 shall not apply to any Sale pursuant to Section 9.8; and no holder of Units shall have pursuant to the provisions of this Section 9.9 any right of participation or otherwise with respect to any Transfer of Units to Permitted Transferees; provided that such Permitted Transferee has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that all such Units to be received by such recipient are subject to all of the provisions of this Agreement and that such recipient is bound hereby and a party hereto to the same extent as the holder thereof, as the case may be.

      9.10 Determination Of Fair Market Value. The term "Fair Market Value" shall mean, the fair value of the applicable Units or other securities as of the applicable date on the basis of a sale of such Units or securities in an arms length private sale between a willing buyer and a willing seller, neither acting under compulsion. In determining such Fair Market Value, no discount shall be taken for constituting a minority interest and no upward adjustment or discount shall be taken relating to the fact that the Units in question are subject to the restrictions and entitled to the rights provided hereunder. For purposes of Sections 9.8 or 9.9 of this Agreement, such Fair Market Value shall be determined, absent any agreement between the Company and the holders of a majority of the Units in question regarding such valuation, by an Independent Investment Banking Firm retained by the Company (the fees and expenses of which shall be shared in one-half shares by the Company, on the one hand, and the holders of Units subject to such Fair Market Value determination, on the other hand) selected as follows: the Board shall propose three Independent Investment Banking Firms, and the Independent Investment Banking Firm to perform the calculation shall be selected from such list of three by the holders of a majority of the Units subject to such Fair Market Value determination.

      9.11 Period. The foregoing provisions of Article 9 shall expire on the earlier of (i) the date of termination of this Agreement and (ii) a Liquidity Event.

                                   Article 10
                    BOOKS, RECORDS, ACCOUNTING, AND REPORTS

      10.1 Books and Records. The Company shall maintain at its principal office all of the following:

      10.1.1 A current list of the full name and last known business, residential or mailing address of each Member, together with true and full information regarding the amount of cash and a description and statement of the fair market value (as agreed upon by the contributing Member and the Administrative Members, with the consent of the Board, at the time of contribution) of any other contribution to the Company by each Member and which each Member has agreed to contribute to the Company in the future, and the date on which each Member became a Member of the Company;

      10.1.2 A copy of the Certificate, this Agreement, including any and all amendments to either thereof, together with executed copies of any powers of attorney pursuant to which the Certificate, this Agreement or any amendment has been executed;

      10.1.3 Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent Fiscal Years;

      10.1.4 The financial statements of the Company for the six (6) most recent Fiscal Years; and

      10.1.5 The Company's books and records for at least the current and past five (5) Fiscal years.

      10.2 Information to Members. Upon the request of any member for any purpose reasonably related to such Member's Interest in the Company:

      10.2.1 The Administrative Members shall promptly deliver to the requesting Member, at the expense of the Company, a copy of the information required to be maintained by Sections 10.1.1 through 10.1.4.

      10.2.2 The Company will permit the members to review, at the Company's office during normal business hours, the Company's books and records referred to in Section 10.1.5.

      10.2.3 The Administrative Members will discuss with any Member such questions as the Member may wish to raise regarding the administrative affairs of the Company.

      10.2.4 The Company will provide any Member, at such Member's expense if the expense of obtaining or producing such information is material, such other information regarding the business affairs of the Company as is reasonable under the circumstances.

      10.3 Financial Statements.

      10.3.1 The Administrative Members shall maintain or cause to be maintained books of account reflecting the operations of the Company. After the end of each Fiscal Year, the Administrative Members shall prepare or cause to be prepared financial statements of the Company for such year and shall cause an audit of the Company's financial statements for such year to be made by PricewaterhouseCoopers, LLP or another firm of independent public accountants of recognized national standing approved by the Board. Such financial statements shall be prepared in accordance with generally accepted accounting principles. The Administrative Members shall use their best efforts to cause a copy of the audited financial statements to be delivered to each of the members within ninety (90) days of the end of such fiscal year.

      10.3.2 The Administrative Members shall promptly furnish to each Member copies of any financial statements and any other material information it receives with respect to HF Holdings and it subsidiaries.

      10.4 Filings. At the Company's expense the Tax Matters Member shall cause to be prepared and timely filed, with appropriate federal, state, local and foreign regulatory and administrative bodies, all income tax returns and any other reports required to be filed by the Company with those entities under then current applicable laws, rules, and regulations. The reports shall be prepared on the accounting or reporting basis required by the regulatory bodies. In particular, the Tax Matters Member shall have prepared by a firm of independent public accountants of recognized national standing approved by the Board, the appropriate federal, state and local income tax returns of the Company and shall furnish the appropriate informational tax returns to each Member as soon as practicable after March 15 of each year.

      10.5 Non-Disclosure. Each Member agrees that, except as otherwise consented to by the Board, all non-public information furnished to it pursuant to this Agreement will be kept confidential and will not be disclosed by such Member, or by any of its agents, representatives, or employees, in any manner whatsoever, in whole or in part, except that (a) each Member shall be permitted to disclose such information to those of its agents, attorneys, accountants, financial and business consultants, other representatives, and employees who need to be familiar with such information in connection with such Member's investment in the Company and who are charged with an obligation of confidentiality, (b) each Member shall be permitted to disclose such information to financial institutions, investment bankers and prospective purchasers and capital investors when such Persons are charged with an obligation of confidentiality, (c) each Member shall be permitted to disclose such information to its members, partners and stockholders and their members, partners and stockholders so long as they agree to keep such information confidential on the terms set forth herein, (d) each Member shall be permitted to disclose information to the extent required by law, so long as such Member shall have first afforded the Company with a reasonable opportunity to contest the necessity of disclosing such information, and (e) each Member shall be permitted to disclose information to the extent necessary for the enforcement of any right of such Member arising under this Agreement. No Member shall disclose the terms of this Agreement to any Person except (i) to the extent required by law or (ii) for legitimate business purposes.

                                   Article 11
                            AMENDMENTS TO AGREEMENT

     11.1 Amendments. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, by an agreement in writing signed by Watterson (provided that if Watterson is incapacitated or dies, the agreement of Stevenson shall be required in his stead), CS and Robert Gay (or in the event of a Gay Disability, any of the Gay Designated Directors); provided, however, that the consent of Watterson shall not be required if Watterson and Stevenson, together with their Permitted Transferees, hold in the aggregate, directly or indirectly, less than ten percent (10%) of the Units (on a fully diluted basis); provided, further, that the consent of CS shall not be required if CS, together with its Affiliates, hold in the aggregate, directly or indirectly, less than ten percent (10%) of the Units (on a fully diluted basis); provided, further, that the consent of Robert Gay (or in the event of a Gay Disability, any of the Gay Designated Directors) shall not be required if (i) Watterson and Stevenson, together with their Permitted Transferees, hold in the aggregate, directly or indirectly, less than ten percent (10%) of the Units (on a fully diluted basis), or (ii) CS, together with its Affiliates, hold in the aggregate, directly or indirectly, less than ten percent (10%) of the Units (on a fully diluted basis); provided, further, that the consent of the Company shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights or obligations of the Company under this Agreement; and provided, further, that the consent of any Member shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights or obligations of such Member under this Agreement. Each Member may waive any of its rights hereunder by an instrument in writing signed by such Member.

      11.2 Filings. The Administrative Members shall cause to be prepared and filed any amendment to the Certificate that may be required to be filed under the Act as a consequence of any amendment to this Agreement.

                                   Article 12
                             DISSOLUTION OF COMPANY

      12.1 Events of Dissolution or Liquidation. The Company shall be dissolved upon the first to occur of the following events, but not upon any other event:
(a) December 31, 2024 unless such date is extended pursuant to Section 2.5,
(b) the written determination of the Board, (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act or (d) the disposition of all of the Company's assets.

      12.2 Liquidation. Upon dissolution of the Company for any reason, the Company shall immediately commence to wind up its affairs. A reasonable period of time shall be allowed for the orderly termination of the Company's business, discharge of its liabilities, and distribution or liquidation of the remaining assets so as to enable the Company to minimize the normal losses attendant to the liquidation process. The Company's property and assets or the proceeds from the liquidation thereof shall be distributed so as not to contravene the Act but otherwise in compliance with Section 5.1; provided, however, that Distributions to Members shall be made after their Capital Accounts (and Sub-Capital Accounts) have been adjusted to reflect all Net Profits and Net Losses (and amounts treated as Net Profits and Losses pursuant to Sections 3.4 and 3.5) of the Company through the date of distribution. A full accounting of the assets and liabilities of the Company shall be taken and a statement thereof shall be fur nished to each Member within thirty (30) days after the distribution of all of the assets of the Company. Such accounting and statements shall be prepared under the direction of the Administrative Members with the consent of the Board. Upon such final accounting, the Company shall terminate and an authorized person, appointed pursuant to Section 2.7, shall cancel the Certificate in accordance with the Act.

      12.3 No Further Claim. Upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contributions, and if the Company's property remaining after payment or discharge of the debts and liabilities of the Company, including debts and liabilities owed to one or more of the Members, is insufficient to return the aggregate Capital Contributions of each Member, such Members shall have no recourse against the Company or any other Member except to the extent that Member has received Distributions in excess of those to which such Member was entitled to under the terms of this Agreement.

      12.4 No Action for Dissolution. The Members acknowledge that irreparable damage would be done to the Company if any Member should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 12.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Interests of all Members. Accordingly, except where the Company has not been liquidated as required by Section 12.1 and except as specifically provided in
Section 18-802 of the Act, each Member hereby waives and renounces its right to initiate legal action to seek dissolution or to seek the appointment of a receiver or trustee to liquidate the Company.

                                   Article 13
                                INDEMNIFICATION

      13.1 General. Neither the Administrative Members nor any holder of Class A Units or Class B Units, nor any director, officer, partner, stockholder, affiliate, fiduciary, agent, advisor, attorney, controlling person or employee of the Administrative Members or any holder of Class A Units or Class B Units, nor any person serving at the request of the Company as a director, officer, employee, partner, trustee or independent contractor of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (all of the foregoing persons and entities being referred to collectively as "Indemnified Parties" and individually as an "Indemnified Party") shall be liable to the Company or any Member for any act or omission suffered or taken by it that is not in material violation of this Agreement and does not constitute fraud, gross negligence or willful misconduct, and with respect to any criminal action or proceeding, without reasonable cause to believe that its conduct was unlawful.

      13.2 Indemnification. To the maximum extent permitted by applicable law, each Indemnified Party shall be fully protected and indemnified by the Company out of Company assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, and legal fees and expenses reasonably incurred in connection with any pending or threatened litigation or proceeding) suffered by virtue of its serving as an Indemnified Party with respect to any action or omission suffered or taken that is not in material violation of this Agreement and does not constitute fraud, gross negligence or willful misconduct, and with respect to any criminal action or proceeding, without reasonable cause to believe its conduct was unlawful.
The Company may, with the consent of the Board, advance expenses, including legal fees, for which any Indemnified Party would be entitled by this Agreement to be indemnified upon receipt of an unsecured undertaking by such Indemnified Party to repay such advances if it is ultimately determined by a court of proper jurisdiction that indemnification for such expenses is not permitted by law or authorized by this Agreement. Each Indemnified Party may consult with recognized, outside legal counsel selected by the Company, and any action or omission taken or suffered in good faith in accordance with the opinion or advice of such counsel shall be conclusive evidence that such action or omission did not materially violate this Agreement, did not constitute fraud, gross negligence or willful misconduct, and with respect to any criminal action or proceeding, was suffered or taken without reasonable cause to believe its conduct was unlawful. Unless there is a specific finding of fraud, gross negligence, willful misconduct or reasonable cause to believe that its conduct was unlawful (or where such a finding is an essential element of a judgment or order), the termination of any action, suit or proceeding by judgment, order or settlement, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption for the purposes of this Section 13.2 that the person or entity in question acted fraudulently, was grossly negligent or engaged in willful misconduct, or with respect to any criminal action or proceeding, had reasonable cause to believe that its conduct was unlawful.

                                   Article 14
                         REPRESENTATIONS BY THE MEMBERS

      Each Member hereby represents and warrants to, and agrees with, the other Member or Members and the Company as set forth below.

      14.1 Investment Intent. It is acquiring its Interest with the intent of holding the same investment for its own account and without the intent or a view of participating directly or indirectly in any distribution of such interests within the meaning of the Securities Act or any applicable state securities laws.

      14.2 Securities Act. It is an accredited investor as such term is defined in Regulation D promulgated pursuant to Section 4(2) of the Securities Act. It acknowledges and agrees that its Interest is being issued and sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and exemptions contained in applicable state securities laws, and that its Interest cannot and will not be sold or transferred except in a transaction that is exempt under the Securities Act and those state acts or pursuant to an effective registration statement under the Securities Act and those state acts or in a transaction that is otherwise in compliance with the Securities Act and those state acts. It understands that it has no contractual right for the registration under the Securities Act of its Interest for public sale and that, unless its Interest is registered or an exemption from registration is available, its interests may be required to be held indefinitely.

      14.3 Knowledge and Experience. It has such knowledge and experience in financial, tax, and business matters as to enable it to evaluate the merits and risks of its investment in the Company and, through its Interest in the Company, in HF Holdings, and to make informed investment decisions with respect thereto. It has, based on its own investigation of HF Holdings, made its own independent analysis of the likelihood of success of the Company's investments in HF Holdings.

      14.4 Independent Investment Decision. It acknowledges that it has independently and without reliance upon the Administrative Members or any other Person, made its own analysis and decision to enter into this Agreement and to make the investments provided for hereunder. It acknowledges that neither the Administrative Members nor any other Person has acted as investment adviser with respect to it in connection with its investment in the Company or the investments contemplated by the Company and that neither the Administrative Members nor any other Person has provided advice or information with respect to the value of an investment in the Company or in the investments contemplated by the Company or with respect to the advisability of investing in, purchasing or selling an Interest in the Company or in the investments contemplated by the Company. Each Member represents to the Administrative Members, the other Members and the Company that such Member will continue to make its own independent analysis and other decisions in taking or not taking action under this Agreement, including without limitation decisions relating to the disposition of the Company's investments in HF Holdings. Each Member expressly acknowledges that, except as expressly set forth in this Agreement, neither the Administrative Members nor any other Person, or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates, has made any representations or warranties to such Member in connection with its investment in the Company or the investments contemplated by the Company, and no act by the Administrative Members taken under this Agreement or any other document, shall be deemed to constitute any representation or warranty to such Member in connection with its investment in the Company or the investments contemplated by the Company. Except for notices, reports and other documents expressly required to be furnished to each Member by the Administrative Members under this Agreement, the Administrative Members shall not have any duty or responsibility to provide any Member with any information concerning the business, operations, property, condition, financial or otherwise, of HF Holdings which may come into the possession of the Administrative Members or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      14.5 Economic Risk. It is able to bear the economic risk of its investment in the Company, confirms that it has no current need for cash from its investment in the Company in order to service any of its other obligations whether such other obligations were used to finance its investment in the Company or for other purposes and recognizes that there is a reasonable possibility of the loss of all or a substantial portion of its investment in the Company.

      14.6 Binding Agreement. It has all requisite power and authority to enter into and perform this Agreement and that this Agreement is and will remain its valid and binding agreement, enforceable in accordance with its terms (subject, as to the enforcement of remedies, to any applicable bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights).

      14.7 Tax Position. Unless it provides prior written notice to the Company, it will not take a position on its federal or state income tax return, in any claim for refund, or in any administrative or legal proceedings that is inconsistent with the characterization of the Company as a partnership for federal and state income tax purposes, any information return filed by the Company or the provisions of this Agreement.

      14.8 Information. It has received all documents, books, and records pertaining to an investment in the Company requested by it. It has had a reasonable opportunity to ask questions of and receive answers concerning the Company, and all such questions have been answered to its satisfaction.

                                   Article 15
                            COMPANY REPRESENTATIONS

      In order to induce the Members to enter into this Amended and Restated Agreement, the Company hereby represents and warrants to each Member as follows:

      15.1 Legal Existence. The Company is a duly formed and validly existing limited liability company under the Act and the Certificate has been duly filed as required by the Act. The Company has all necessary power and authority under the Act to issue the Interests to be issued to the Members hereunder.

      15.2 Valid Issuance. When an Interest is issued to the Member as contemplated by is Agreement and the Capital Contributions required to be made by such Member are made, the Interest issued to the Member will be duly and validly issued and except as specifically provided in the Agreement, no liability for any additional capital contributions or for any obligations of the Company will attach thereto.

      15.3 Options, Etc. Except as set forth in this Agreement, the Company does not have outstanding (a) any rights or options to subscribe for or purchase any Interests in the Company, (b) any warrants or other agreements providing for or requiring the issuance of Interests in the Company to any Person, or (c) any obligation to purchase or otherwise acquire any Interests in the Company.

                                   Article 16
                                 MISCELLANEOUS

      16.1 Additional Documents. At any time and from time to time after the date of this Agreement, upon the request of the Board, each Member shall do and perform, or cause to be done and performed, all such additional acts and deeds, and shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, all such additional instruments and documents, as may be required to effectuate the purposes and intent of this Agreement.

      16.2 General. This Agreement: (a) shall be binding upon the executors, administrators, estates, heirs, and legal successors and permitted assigns of the Members; (b) shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction; (c) may be executed in more than one counterpart as of the day and year first above written; and (d) contains the entire contract among the Members as to the subject matter hereof. The waiver of any of the provisions, terms, or conditions contained in this Agreement shall not be considered as a waiver of any of the other provisions, terms, or conditions hereof.

      16.3 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery by facsimile transmission (upon receipt of facsimile confirmation) or upon personal delivery or receipt (which may be evidenced by a return receipt if sent by registered mail or by signature if delivered by courier or delivery service), or addressed as set forth below, or at such other address as such Person shall have furnished to the Company in writing as the address to which notices are to be sent hereunder: (a) if to any Member (other than the Administrative Members) to such Member at the address or facsimile number of such Member in the records of the Company, and (b) if to an Administrative Member, to such Administrative Member at ICON, 1500 South 1000 West, Logan, Utah 84321, facsimile number: (435) 750-5238.

      16.4 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

      16.5 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and
(c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether, on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 16.3 hereof is reasonably calculated to give actual notice. The provisions of this Section
16.5 shall not restrict the ability of any party to enforce in any court any judgment obtained in the federal or state courts of the State of New York.

      16.6 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS
SECTION 16.6 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 16.6 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

      16.7 Gender and Number. Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include the masculine, feminine and neuter genders.

      16.8 Severability. If any provision of this Agreement is determined by a court to be invalid or unenforceable, that determination shall not affect the other provisions hereof, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each said provision shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

      16.9 Headings. The headings used in this Agreement are used for administrative convenience only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

      16.10 Tax Status. The Members intend that the Company be treated as a partnership for federal and state income tax purposes and the Company shall file all tax returns on the basis consistent therewith.

      16.11 No Third Party Rights. The provisions of this Agreement are for the benefit of the Company, the Members and Permitted Transferees described in
Article 9, and no other Person, including creditors of the Company shall have any right or claim against the Company or any Member by reason of this Agreement or any provision hereof or be entitled to enforce any provision of this Agreement.

      16.12 Limitation on CS Acquisitions. CS and each of its Affiliates agrees that neither it nor any of its respective Affiliates shall acquire any Units or Options from any Third Party after the date hereof if, after giving effect to such acquisition, CS and its Affiliates would own (or be deemed to own) in the aggregate Equivalent Shares (as defined in the Stockholders Agreement) representing more than forty nine and one-half percent (49.5%) of the outstanding shares of Common Stock (as defined in the Stockholders Agreement) of HF Holdings (on a fully diluted basis); provided, however, that this Section
16.12 shall not prohibit or otherwise restrict CS or any of its Affiliates from
(i) exercising and/or converting the CS Warrants, the CS Option and/or the CS Convertible Notes, (ii) acquiring Units or Options issued by the Company pursuant to an issuance approved by the Board, or (iii) purchasing membership interests pursuant to the Interests Purchase Agreement. Solely for purposes of this Section 16.12, in calculating the number of Equivalent Shares owned by CS and its Affiliates, CS shall be deemed to have exercised the CS Warrants, the CS Option and the CS Convertible Notes in full. For purposes of this Section 16.12, the term "Third Party" means any Person other than CS or any of its Affiliates; provided, however, that CS and its Affiliates complied with the provisions of Section 16.12; and provided, further, that the term Third Party shall not include the Company, HF Holdings, ICON or any of their respective subsidiaries. For purposes of this Section 16.12, the term "Option" means (i) any options or warrants or other rights to subscribe for, purchase or otherwise acquire Units, and (ii) any evidence of indebtedness, Interests or other securities which are directly or indirectly convertible or exchangeable for Units.

      16.13 Conflicts. In the event any terms or conditions of this Agreement conflict with any terms or conditions of the Stockholders Agreement, the terms and conditions of the Stockholders Agreement shall control.

[The remainder of this page has intentionally been left blank.]


      IN WITNESS WHEREOF, the parties have executed this Limited Liability Company Agreement as of the day and year first set forth above.



GARY STEVENSON







SCOTT WATTERSON





GS ICON LLC

By:

      Name:
      Title:





SW ICON LLC

By:

      Name:
      Title:





CREDIT SUISSE SECURITIES (USA) LLC


By: __________________________
Name:
Title:







ROBERT GAY





BG ICON LLC

By:

      Name:
      Title:



BCIP ASSOCIATES, L.P.

By: Bain Capital Investors, LLC,

      Its Managing General Partner

By:

      Name:

      Title:







ESTATE OF STANLEY C. TUTTLEMAN

By:

      Name:
      Title:









LEE MING TSUNG








WEN-CHUNG KO





INVERNESS/PHOENIX PARTNERS LP

By:

      Name:
      Title:




Solely for the purpose of amending and restating this Agreement:
BCP IV GRANTOR TRUST, a Trust and Assignee of Bain Capital Fund IV, L.P.
By: Bain Capital Investors, LLC,
 Its Trustee
By:
 Name:
 Title:

BCIP TRUST ASSOCIATES, L.P.
By: Bain Capital Investors, LLC,
 Its Managing General Partner
By:
Name:
Title:

EXECUTIVE CAPITAL PARTNERS I LP
By:
 Name:
 Title:











TABLE OF CONTENTS
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iv


HF INVESTMENT HOLDINGS, LLC

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
TABLE OF CONTENTS